EXHIBIT 10.4.2

                               INCORPORATED TERMS
                          DATED AS OF JANUARY 23, 2002
                                       TO
                             STOCK OPTION AGREEMENT

       The following are the "Incorporated Terms" referred to in the instrument entitled "Stock Option Agreement" which refers to these Incorporated Terms and which has been signed by the Company and the Employee (the "Base Instrument"). The Incorporated Terms and the Base Instrument constitute a single agreement and that agreement consists of the Base Instrument and the Incorporated Terms. The Incorporated Terms dovetail with the Base Instrument; because the last paragraph of the Base Instrument is Paragraph 1, the Incorporated Terms begin with Paragraph 2.

       2. (a) The Stock Option, and any part thereof, shall be exercised by the giving of ten days' (or such shorter period as the Company may permit) prior written notice of exercise to the Secretary of the Company in a form determined by the Company from time to time, which form shall, among other things, specify the number of whole Option Shares to be purchased, and shall be accompanied by payment in full of the aggregate Option Price for the number of Option Shares to be purchased. A partial exercise of the Stock Option may not be made with respect to fewer than ten (10) Option Shares unless the Option Shares purchased are the total number then available for purchase under the Stock Option. Such notice shall be deemed to have been given when hand-delivered or telecopied to the person that the Company may specify from time to time, and, shall be irrevocable and unconditional once given.

       (b) The aggregate Option Price for such Option Shares may be paid either by cash or a certified or bank cashier's check payable to the order of the Company, or as otherwise permitted by the Company. The Company hereby permits such Price to be paid by delivery to the Company shares of Common Stock having a fair market value equal to such Price, provided that the shares so delivered have been owned by the Employee for such period as the Company may specify from time to time (which period in the case of restricted stock shall not begin until the shares have vested). If the number of shares of Common Stock determined pursuant to the preceding sentence includes a fractional share, the number of shares delivered shall be reduced to the next lower whole number and the Employee shall deliver to the Company cash or its equivalent in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount.

       (c) The Employee shall be responsible for paying all withholding taxes applicable to the exercise of any Stock Option. The Company shall have the right to take any action necessary to insure that the Employee pays the required withholding taxes. The Employee shall be permitted to satisfy the Company's tax withholding requirements by making an election (the "Election") to have the Company withhold Option Shares otherwise issuable to the Employee, or to deliver to the Company shares of Common Stock, having a fair market value on the date income is recognized with respect to the exercise of the Stock Option (the "Tax Date") equal in amount to the amount to be so withheld. If the number of shares of Common Stock determined pursuant to the preceding sentence includes a fractional share, the number of shares withheld or delivered shall be reduced to the next lower whole number and the Employee

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shall deliver to the Company cash or its equivalent in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. The Election shall be irrevocable and must be received by the Secretary of the Company at his corporate office on or prior to the Employee's Tax Date. The Election shall be made in writing and be in such form as the Company shall determine.

       (d) The Company's determination of fair market value for purposes of Sections 2(b) and (c) shall be conclusive. Upon payment of the aggregate Option Price for the Option Shares and the required withholding taxes, the Company shall cause a certificate for the Option Shares so purchased to be delivered to the Employee.

       3. Neither the Employee nor his legal representative shall be or have any rights or privileges of a shareholder of the Company in respect of any of the Option Shares issuable upon exercise of the Stock Option unless and until a certificate or certificates for such Option Shares shall have been issued upon the exercise of the Stock Option.

       4. (a) The Stock Option shall be deemed to have been granted as of the date of this Stock Option Agreement and shall become exercisable or vested as follows:

              (i) The percentage of the Option Shares which shall vest and may be exercised by the Employee shall be as set forth on the signature page hereof under "Vesting Schedule" with respect to each date set forth thereon. For purposes of such vesting schedule, vesting shall occur on the date specified and in the percentage indicated in such schedule; and

              (ii) Without limiting the discretion of the Committee to act in other cases, if a "Change in Control of the Company" (as defined in the Annex attached hereto) occurs, the Stock Option shall become fully vested and exercisable in full as of the date thereof.

       (b) If the Employee's employment with the Company terminates for any reason, the Stock Option to the extent not exercisable or vested as of the date of termination shall not become exercisable or vested as a result of events (including the passage of time or the achievement of another anniversary date for vesting and exercise) occurring subsequent to the date of termination. The vested but unexercised portion of the Stock Option shall automatically and without notice terminate and become null and void at the time of the earliest date (the "Termination Date") to occur of the following:

              (i) Thirty (30) days after the termination of the Employee's employment with the Company and all subsidiaries thereof for any reason (including without limitation, disability or termination by the Company and all subsidiaries thereof, with or without cause) other than by reason of the Employee's death or a leave of absence approved by the Company or by reason of the Employee's retirement from the Company and all subsidiaries thereof after reaching age 55 and after having been employed by the Company or any subsidiary thereof for an aggregate period of at least seven (7) years; or

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              (ii) Three Hundred Sixty-Five (365) days following the termination of the Employee's employment with the Company and all subsidiaries thereof by reason of the Employee's death or by reason of the Employee's retirement from the Company and all subsidiaries thereof after reaching age 55 and after having been employed by the Company or any subsidiary thereof for an aggregate period of at least seven (7) years; or

              (iii) Thirty (30) days after expiration or termination of a leave of absence approved by the Company unless the Employee becomes reemployed with the Company prior to such 30-day period in which event the Stock Option shall continue in effect in accordance with its terms; or

              (iv) the date set forth after "Final Termination Date" on the signature page hereof.

       (c) The Committee, in its sole discretion, may from time to time accelerate or waive any conditions to the exercise of the Stock Option.

       (d) If the Employee dies while in the employ of the Company or any subsidiary then, regardless of whether the Stock Option is subject to exercise under Section 4(a) above, the Stock Option shall become immediately vested and exercisable by the personal representative of the Employee or the person to whom the Employee's rights under the Stock Option are transferred by law or applicable laws of descent and distribution.

       5. Nothing herein contained shall confer upon the Employee the right to continue in the employment of the Company or affect the right of the Company to terminate the Employee's employment at any time, or permit the exercise of the Stock Option as a result of the Company electing to terminate at any time the employment of the Employee subject, however, to the provisions of any agreement of employment between the Company and the Employee. The Employee acknowledges that a termination of employment could occur at a time at which the portion of the Stock Option that is not exercisable or vested could have substantial value and that as a result of such termination, the Employee will not be able to realize such value nor will the Employee be entitled to any compensation on account of such value. In addition, the Employee acknowledges that a termination of employment will likely cause the vested but unexercised portion of the Stock Option to terminate earlier than it otherwise would, with the result that the value to the Employee of having a longer exercise period will be lost without any compensation to the Employee on account of such loss.

       6. In the event of any change in the outstanding shares of the Company ("capital adjustment") for any reason, including but not limited to, any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, an adjustment in the number or kind of shares of Common Stock subject to the Stock Option, the Option Price under the Stock Option shall be made by the Committee in a manner consistent with such capital adjustment. The determination of the Committee as to any

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such adjustment shall be conclusive and binding for all purposes of this
Stock Option Agreement.

       7. Notwithstanding any provision of this Stock Option Agreement to the contrary, the Committee may take whatever action it may consider necessary or appropriate to comply with the Securities Act of 1933, as amended, or any other applicable securities law, including limiting the exercisability of the Stock Option or the issuance of Option Shares hereunder.

       8. The Stock Option may not be exercised if the issuance of such Option Shares upon such exercise would constitute a violation of any applicable Federal or state securities law or other law or regulation. As a condition to the exercise of the Stock Option, the Company may require the Employee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

       9. Except as herein otherwise provided or as otherwise permitted by the Committee, the Stock Option and any rights and privileges conferred by this Stock Option Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of the Stock Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of an attachment or similar process upon the rights and privileges conferred hereby, the Stock Option and the rights and privileges conferred hereby shall immediately become null and void.

       10. The Stock Option shall be deemed to have been granted pursuant to the Plan and is subject to the terms and provisions thereof. In the event of any conflict between the terms hereof and the provisions of the Plan, the terms and conditions of the Plan shall prevail. Any and all terms used herein, unless otherwise specifically defined herein, shall have the meaning ascribed to them in the Plan. A copy of the Plan is available on request of the Employee made in writing or by e-mail to the Company's Secretary.

       11. This Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but neither this Stock Option Agreement nor any rights hereunder shall be assignable by the Employee, except as may be permitted pursuant to Section 9 above.

       12. All decisions or interpretations of the Committee with respect to any question arising under the Plan or under this Stock Option Agreement shall be binding, conclusive and final. As a condition of the granting of the Stock Option, the Employee agrees, for himself and his personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Stock Option Agreement shall be determined by the Committee in its sole discretion, and that any interpretation or determination by the Committee shall be final, binding and conclusive. Such determinations need not be uniform and may be made differently by the Committee with respect to other employees of the Company who are, have been, or will be granted stock options by the Company.

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       13. The waiver by the Company of any provision of this Stock Option
Agreement shall not operate as or be construed to be a subsequent waiver of the same provisions or waiver of any other provision hereof.

       14. Except as herein otherwise provided, the Stock Option shall be irrevocable before the Termination Date and its validity and construction shall be governed by the laws of the State of Wisconsin (excluding the conflict of laws provisions of such laws).

       The end of Paragraph 14 is the end of the Incorporated Terms. The remainder of the Agreement is contained in the Base Instrument.




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                                      ANNEX

       Definition of "Change in Control of the Company" and Related Terms


       1. Change in Control of the Company. A "Change in Control of the Company" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

              (i) any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company ("Excluded Persons")) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 22, 1999, pursuant to express authorization by the Board of Directors of the Company (the "Board") that refers to this exception) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

              (ii) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on July 22, 1999, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on July 22, 1999, or whose initial appointment, election or nomination for election as a director which occurred after July 22, 1999 was approved by such vote of the directors then still in office at the time of such initial appointment, election or nomination who were themselves either directors on July 22, 1999 or initially appointed, elected or nominated by such two-thirds (2/3) vote as described above ad infinitum (collectively the "Continuing Directors"); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held

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       following consummation of such merger, consolidation, or share exchange;
       and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

              (iii) a merger, consolidation or share exchange of the Company with any other corporation is consummated or voting securities of the Company are issued in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than
       (A) a merger, consolidation or share exchange which would result in the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof entitled to vote generally in the election of directors of such entity or parent outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 22, 1999, pursuant to express authorization by the Board that refers to this exception) representing at least 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

              (iv) the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity of which at least 75% of the combined voting power of the voting securities entitled to vote generally in the election of directors immediately after such sale are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

       2. Related Definitions. For purposes of this Annex, the following terms, when capitalized, shall have the following meanings:

              (i) Act. The term "Act" means the Securities Exchange Act of 1934, as amended.

              (ii) Affiliate and Associate. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

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              (iii) Beneficial Owner. A Person shall be deemed to be the
       "Beneficial Owner" of any securities:

                     (a) which such Person or any of such Person's Affiliates or
              Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of Rights issued pursuant to the terms of the Company's Rights Agreement, dated as of July 22, 1999, between the Company and Firstar Bank Milwaukee, N.A., as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

                     (b) which such Person or any of such Person's Affiliates or
              Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Subsection 1 (c) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

                     (c) which are beneficially owned, directly or indirectly,
              by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in Subsection 1(c) (ii) above) or disposing of any voting securities of the Company.

              (iv) Person. The term "Person" shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.



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